QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2006

INVERNESS MEDICAL INNOVATIONS, INC. (Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16789 (Commission File Number)	04-3565120 (IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453 (Address of Principal Executive Offices) (Zip Code)

(781) 647-3900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2006, Inverness Medical Innovations, Inc. ("Inverness") signed a definitive agreement with The Procter & Gamble Company ("P&G") to form a 50/50 joint venture for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products outside of the fields of cardiology and diabetes. With this agreement, Inverness will be contributing its related consumer diagnostic assets, other than manufacturing and core intellectual property assets, to a new joint venture entity, and P&G will be acquiring its interest in the joint venture in consideration for a cash payment of $325 Million US. Inverness' primary role in the collaboration will be to develop and manufacture consumer diagnostic products while P&G's primary role will be to market, sell, and distribute existing and to-be-developed products. Inverness will retain all rights with respect to the development and sale of cardiology diagnostic products and its professional Point of Care diagnostic businesses.

The deal is expected to close in the latter half of the first quarter, 2007 and will be subject to the normal closing conditions and regulatory approvals, including filings to be made under the Hart-Scott-Rodino Act.

Forward Looking Statements

        The statements regarding a potential joint venture contained in this current report 8-K are forward-looking statements within the meaning of the federal securities laws. These statements reflect Inverness' current views with respect to future events and are based on management's current assumptions and information currently available. Actual results may differ materially due to numerous factors, including without limitation the ability of the parties to obtain regulatory approval of the joint venture; changes to the terms of the joint venture arising out of or driven by the regulatory approval process or the Federal Trade Commission's ongoing investigation relating to Inverness' consumer and certain other diagnostic products; Inverness' ability to obtain the consent of its lenders in order to establish the joint venture; Inverness' ability to manage and obtain the benefits of joint venture activities; Inverness' ability to develop new products and the market's acceptance of these products; P&G's ability to effectively sell and distribute the joint venture's consumer diagnostics products and the risks and uncertainties described in Inverness' periodic and current reports filed with the Securities and Exchange Commission under the federal securities laws. Inverness undertakes no obligation to update any forward-looking statements contained herein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
Date: December 28, 2006
	By:	/s/ JAY MCNAMARA Jay McNamara Senior Counsel – Corporate & Finance

QuickLinks

SIGNATURES